UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

May 11, 2012
Date of Report (Date of earliest event reported)

DELTA NATURAL GAS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-8788	61-0458329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3617 Lexington Road, Winchester, Kentucky		40391
(Address of principal executive offices)		(Zip Code)

859-744-6171
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Linda K. Breathitt has been a member of the Board of Directors of Delta Natural Gas Company, Inc., as well as a member of the Audit Committee of the Board, since 2007.  Ms. Breathitt’s current Board term expires at Delta’s annual meeting of shareholders in November, 2013.

On May 11, 2012, Governor Steve Beshear announced the appointment of Ms. Breathitt as a Commissioner of the Kentucky Public Service Commission, effective May 21, 2012.  The Kentucky Public Service Commission exercises regulatory authority over Delta’s retail natural gas distribution and transportation services, including approving the rates Delta is permitted to charge its regulated customers.

Due to her appointment to the Public Service Commission, Ms. Breathitt has indicated that she will resign from Delta’s Board of Directors.  She will present her resignation to Delta’s Board at the Board’s regular quarterly meeting to be held on May 17, 2012.  Her resignation will be effective May 18, 2012.

Kentucky law and Delta’s By-Laws permit any vacancy occurring in the Board of Directors to be filled by a vote of the remaining Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA NATURAL GAS COMPANY, INC.

Date: May 11, 2012	By:	/s/John B. Brown
John B. Brown
Chief Financial Officer, Treasurer and Secretary